                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No. 1 to
                                   FORM 8-K/A
                                     REPORT


                               FREEDOM SURF, INC.

          Nevada                                               88-0446457
          -------                                              -----------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

           207 W. 138th St.
           Los Angeles, CA                                       90061
(Address of Principal Executive Offices)                       (Zip Code)

                                 (310) 352-3300
                           (Issuer's Telephone Number)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                     (None)

           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                         Common Stock, par value $0.001
                                (Title of Class)

FORWARD LOOKING STATEMENTS

Freedom Surf, Inc., ("Freedom Surf, Inc.," or the "Company") cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be deemed to have been made in this Form 8-K or that are otherwise made by or on behalf of the Company. For this purpose, any statements contained in the Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "plans," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Factors that may affect the Company's results include, but are not limited to, the Company's limited operating history, its ability to produce additional products and services, its dependence on a limited number of customers and key personnel, its possible need for additional financing, its dependence on certain industries, and competition from its competitors. With respect to any forward-looking statements contained herein, the Company believes that it is subject to a number of risk factors, including: the Company's ability to implement its product strategies to develop its business in emerging markets; competitive actions; and, general economic and business conditions. Any forward-looking statements in this report should be evaluated in light of these important risk factors. The Company is also subject to other risks detailed herein or set forth from time to time in the Company's filings with the Securities and Exchange Commission.

TABLE OF CONTENTS

Item 1.  Changes in Control of Registrant                                      4

Item 2.  Acquisition or Disposition of Assets                                  4

Item 3.  Bankruptcy or Receivership                                            5

Item 4.  Changes in Registrant's Certifying Accountant                         5

Item 5.  Other Events                                                          5

Item 6.  Resignation of Registant's Directors                                  5

Item 7.  Financial Statements and Exhibits                                     6

Item 8.  Change in Fiscal Year                                                15

Item 9.  Change in Security Ratings                                           15

Signatures                                                                    15

Exhibit 1

Item 1.  Changes in Control of Registrant

Not Applicable

Item 2.  Acquisition or Disposition of Assets

The Company was organized August 2, 1997 (Date of Inception) under the laws of the State of Delaware, as Interstate Capital Corporation The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. On or about November 17, 1999, the Company caused a Nevada corporation to be incorporated under the name of Freedom Surf, Inc., authorized to issued 20,000,000 shares of $.001 par value common stock, and 5,000,000 shares of $.001 par value preferred stock and merged with that Corporation, for the purpose of changing its domicile to Nevada, in accordance with Articles of Merger adopted on or about November 17, 1999, 1998.

On April 5, 1999, the Company completed a public offering that was exempt from federal registration pursuant to Regulation D, Rule 504 of the Securities Act of 1933 as amended. The Company sold 5,000,000 shares of Common Stock at a price of $.001 per share for a total amount raised of $5,000.00.

On or about December 10, 1999, the Company purchased certain assets valued at $5,180,000.00 issuing 969,000 common shares of its $.001 par value stock and assuming a long term liability in the amount of $335,000.00

Freedom Surf, Inc. ("FSI" or the "Company"), a Nevada corporation, was formed to enter into the surf apparel and accessory products market, and consolidate and manage an integrated network of companies in the surfing industry. The Company will also manufacture and market surf suits and surf accessory products.

Effective as of January 4, 2000, the Company acquired all of the issued and outstanding shares in Southern California Logo, Inc. (Sewcal Logo). The contract for the purchase of the corporation was executed on May 12, 2000 with an effective date of January 4, 2000. A copy of the Agreement is attached as an exhibit to this Report.

The terms of the sale were generally as follows:

Southern California Logo, Inc. was acquired through a structured acquisition all of the issued and outstanding shares in that corporation for 900,000 shares in Freedom Surf common stock valued for purposes of this acquisition at $2.1667 per share plus $800,000.00 in cash payable on or before July 15, 2000.

Sewcal employs around 60 persons and is a leading supplier of high quality promotional clothing to the film industry. Sewcal Logo has provided product for over 500 movies including The Rock, Armageddon, Top Gun, Terminator 1 and 2 and many other major films. Freedom Surf plans to continue producing film related products and expand the manufacturing facility to include manufacture of high quality surf and skate clothing products. As of January 2000 the company has secured contracts to manufacture product for major surf and skate brands. Sewcal Logo sales for 1999 exceeded $1.3 million. Sales in the first quarter 2000 are double that of the same period last year.

The Company continues the development of the "Freedom Wetsuit" brand, incorporating the company's proprietary stitch free technology. First run products have been developed and proven under real surf conditions and production of the suits is expected to begin in 2000 for Fall/Winter delivery. The Company purchased exclusive marketing rights to the "Stitchfree" manufacturing process.

Item 3.  Bankruptcy or Receivership

Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

Not Applicable

Item 5.  Other Events

Not Applicable

Item 6.  Resignation of Registrant's Directors

Effective February 20, 2000, Martin Gilchrist, Director and Vice President, resigned for personal reasons. He has been replaced by Rick Songer as Director and Vice President of Sales & Marketing.

Rick Songer, President and Chief Operating Officer of Southern California Logo, Inc. prior to its acquisition by Freedom Surf, Inc., founded Southern California Logo, Inc. in 1985 and has headed the manufacturing and marketing arms for that company since its inception. In the early years, Southern California Logo became a top supplier of wardrobe and related products to the motion picture industry. In more recent years, Rick has expanded the customer base of the company into promotional products for many major corporations and has done private labeling for numerous major brands. The company's most recent venture has provided products for the surf and skateboard industry. Mr. Songer was prior to his involvement with Southern California Logo, an executive in the pharmaceutical industry and is a 1969 graduate of Virginia Tech. He and his family have resided in Southern California since 1981.

Effective February 20, 2000, Louise Freidman, Chief Financial Officer of the Company retired. She has been replaced by Judy Songer. Judy Songer has been Chief Financial Officer to Southern California Logo, Inc. since its founding in 1985. Prior to the founding of Southern California Logo, Ms. Songer was employed by BDM, Inc., a Washington, D.C. think tank. She also resides in Southern California and is the wife of Rick Songer. She has always been actively engaged in the company since its founding and will continue to be actively engaged in the continued operations of Freedom Surf, Inc. as its Chief Financial Officer.

Item 7.  Financial Statements and Exhibits


                         SOUTHERN CALIFORNIA LOGO, INC.

                              FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998

                                      WITH

                      INDEPENDENT AUDITOR'S REPORT THEREON

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors
Southern California Logo, Inc.


I have audited the accompanying balance sheets of Southern California Logo, Inc. (the "Company") as of August 31, 1999 and 1998, and the related statements of income, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern California Logo, Inc. as of August 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                 /s/ JOHN SPURGEON

Glendora, California
September 27, 2000


                                   SOUTHERN CALIFORNIA LOGO, INC.

                                           BALANCE SHEETS



                                                           FEBRUARY 29,       AUGUST 31,      AUGUST 31,
ASSETS                                                         2000              1999             1998
                                                          --------------    --------------   --------------
                                                           (UNAUDITED)
Current assets:
      Cash                                                      $ 4,056              $ 51          $ 6,666
      Accounts receivable, less allowance for doubtful
        accounts of $2,541 (1998), $6,240 (1999)
        and $10,135 (2000)                                      338,378           201,749           82,173
      Employee receivable                                         1,500             3,000                -
      Inventories                                               194,965           308,596          371,448
      Prepaid expenses and other current assets                   4,070             2,318            3,939
                                                          --------------    --------------   --------------
           Total current assets                                 542,969           515,714          464,226

Property and equipment, net                                      45,860            41,455           82,646
Deferred tax assets                                             126,160            78,008                -
Deposits and other assets                                             -                 -            6,000
                                                          --------------    --------------   --------------

TOTAL ASSETS                                                  $ 714,989         $ 635,177        $ 552,872
                                                          ==============    ==============   ==============

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
      Accounts payable and accrued expenses                   $ 158,788         $ 123,486         $ 65,693
      Line of credit                                            363,600           250,000          197,000
      Loan from shareholder                                     224,864           210,194          101,471
      Current portion of capital lease obligation                23,061            23,061           20,200
                                                          --------------    --------------   --------------
           Total current liabilities                            770,313           606,741          384,364

Long-term liabilities
      Capital lease obligation - noncurrent                      15,255            26,786           49,847
                                                          --------------    --------------   --------------
           Total long-term liabilities                           15,255            26,786           49,847
                                                          --------------    --------------   --------------

           Total liabilities                                    785,568           633,527          434,211
                                                          --------------    --------------   --------------

Shareholder's equity:

      Common stock ($1 stated value, 5,000 shares authorized,
         5,000 shares issued and outstanding)                     5,000             5,000            5,000
      Retained earnings (deficit)                               (75,579)           (3,350)         113,661
                                                          --------------    --------------   --------------
           Total shareholders' equity                           (70,579)            1,650          118,661
                                                          --------------    --------------   --------------

TOTAL LIABILITIES AND SHAREHOLDER'S
      EQUITY                                                  $ 714,989         $ 635,177        $ 552,872
                                                          ==============    ==============   ==============

                                See accompanying notes to financial statements
                                                       2


                                             SOUTHERN CALIFORNIA LOGO, INC.

                                                  STATEMENTS OF INCOME


                                                          SIX MONTHS ENDED                   YEARS ENDED AUGUST 31,
                                                  ----------------------------------    ----------------------------------
                                                     2/29/00            2/28/99              1999               1998
                                                  ---------------    ---------------    ---------------    ---------------
                                                   (UNAUDITED)        (UNAUDITED)

Sales                                             $      718,723     $      529,708     $    1,182,730     $    1,698,936

Cost of Sales                                            505,631            341,535            729,772            893,323
                                                  ---------------    ---------------    ---------------    ---------------

       Gross profit                                      213,092            188,173            452,958            805,613

General and Administrative expenses                      310,608            306,896            629,007            607,704
                                                  ---------------    ---------------    ---------------    ---------------

            Income/(loss) from operations                (97,516)          (118,723)          (176,049)           197,909
                                                  ---------------    ---------------    ---------------    ---------------

Other income (expense):
       Rental Income                                           -                                24,800                  -
       Interest expense                                  (22,865)           (15,866)           (43,770)           (25,384)
                                                  ---------------    ---------------    ---------------    ---------------
                                                         (22,865)           (15,866)           (18,970)           (25,384)
                                                  ---------------    ---------------    ---------------    ---------------

Income before provision for income taxes                (120,381)          (134,589)          (195,019)           172,525

Provision for income taxes                                48,152             53,836             78,008
                                                  ---------------    ---------------    ---------------    ---------------

Net income/(loss)                                 $      (72,229)    $      (80,753)    $     (117,011)    $      172,525
                                                  ===============    ===============    ===============    ===============

                                See accompanying notes to financial statements
                                                      3


                                        SOUTHERN CALIFORNIA LOGO, INC.

                                          SCHEDULES OF COST OF SALES


                                                 SIX MONTHS ENDED                   YEARS ENDED AUGUST 31,
                                        ----------------------------------    ----------------------------------
                                           2/29/00            2/28/99              1999               1998
                                        ---------------    ---------------    ---------------    ---------------
                                         (UNAUDITED)        (UNAUDITED)
Cost of Sales
        Purchases                               94,212             86,768            246,756            240,203
        Ad specialty purchases                   6,719              2,763              4,648             10,741
        Purchases/samples                            -                426                426              2,335
        Freight-in                                 381               (278)            (1,026)            (1,597)
        Sewing supplies/threads                 24,513             12,499             29,245             32,244
        Sewing supplies/caps                    61,043             29,176             50,964            129,313
        Screenprinting                           9,313              6,371             14,082             35,316
        Direct labor                           309,450            203,810            384,677            444,768
                                        ---------------    ---------------    ---------------    ---------------
Total cost of sales                     $      505,631     $      341,535     $      729,772     $      893,323
                                        ===============    ===============    ===============    ===============


                                See accompanying notes to financial statements


                                        SOUTHERN CALIFORNIA LOGO, INC.

                               SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES



                                                         SIX MONTHS ENDED                   YEARS ENDED AUGUST 31,
                                                ----------------------------------    ---------------------------------
                                                    2/29/00            2/28/99             1999              1998
                                                ----------------    --------------    ---------------    --------------
                                                  (UNAUDITED)        (UNAUDITED)
                                                                                                         <C.
General and Administrative Expenses
       Auto                                     $         3,047     $       12,446    $       17,220     $      12,254
       Auto insurance                                       720                 -                409               805
       Auto lease fee                                         -                 -                  -               274
       Bad debt                                           1,752              (275)             3,699              (647)
       Bank service charge                                8,624             1,370              2,463             5,340
       Building maintenance                              14,757               991              2,882                 -
       Car phone                                          2,134             4,485              6,150             5,068
       Commission                                         4,133                 -                600             2,649
       Credit card fees                                   3,737                 -              2,360             1,097
       Depreciation                                      20,595            20,595             41,191            36,205
       Dues & subscription                                   40               395                632               367
       Electricity                                        5,684             6,264              9,575            11,532
       Employee medical insurance                         7,317             6,987              9,074             9,686
       Equipment maintenance                             12,696             2,918              6,780            15,848
       Finance charges                                        -               362                716               224
       Freight                                            2,136             5,265              9,811             7,237
       Insurance - work comp                              6,601             4,433              7,135            10,026
       Liability insurance                                2,465             4,751              5,750             7,904
       Machine Lease                                     37,869            14,163              9,159             2,411
       Meals & Entertainment                                167               496                832               317
       Miscellaneous                                          -                 -                  -             1,906
       Office expense                                     4,406             4,367              8,132             8,580
       Office supplies                                    2,233             1,870              4,136             5,184
       Officer salaries                                  39,800            44,300             68,100           111,900
       Other expense                                    (63,311)           20,430             48,993                 -
       Payroll taxes                                     38,739            22,625             59,887            77,354
       Professional fees                                      -             2,321              4,756               479
       Property taxes                                       748                 -              2,119             2,263
       Rent                                              42,730            49,210            127,018            77,214
       Salaries & wages                                 103,150            67,936            154,892           181,589
       Selling expense                                                                                               -
       Sewing supplies                                      509             2,478              2,649                 -
       Taxess & licenses                                      -               200                200             4,448
       Telephone                                          4,978             5,053              9,975             7,395
       Travel                                               956                 -                163               795
       Utility                                            1,196               460              1,549                 -
                                                ----------------    --------------    ---------------    --------------
Total General & Administrative Expenses               $ 310,608         $ 306,896          $ 629,007         $ 607,704
                                                ================    ==============    ===============    ==============


                                See accompanying notes to financial statements


                                        SOUTHERN CALIFORNIA LOGO, INC.

                                           STATEMENTS OF CASH FLOWS

                                                           SIX MONTHS ENDED              YEARS ENDED AUGUST 31,
                                                      ----------------------------    ----------------------------
                                                       2/29/2000        2/29/99          1999            1998
                                                      ------------    ------------    ------------    ------------
                                                        (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
  Net income/(loss)                                     $ (72,229)      $ (80,753)     $ (117,011)      $ 172,525
  Adjustments to reconcile net income/(loss) to net
   cash provided by (used in) operating activities:
      Provision for doubtful accounts                       3,895           6,102           3,699            (647)
      Depreciation and amortization                        20,595          20,595          41,191          36,205
      (Increase)/decrease in accounts receivable         (140,524)        (97,195)       (123,275)         21,556
      (Increase)/decrease in prepaid expenses              (1,752)            375           1,621            (507)
      (Increase)/decrease in employee receivables           1,500               -          (3,000)              -
      (Increase)/decrease in inventory                    113,631         118,420          62,852        (265,894)
      (Increase)/decrease in deferred tax assets          (48,152)        (53,836)        (78,008)              -
      (Increase)/decrease in security deposit                   -               -           6,000               -
      (Increase)/decrease in payroll clearing                   -          (1,062)              -               -
      Increase/(decrease) in accounts payable and
         accrued expenses                                  35,302          11,888          57,793         (15,473)
                                                      ------------    ------------    ------------    ------------

  Net cash provided by (used in) operating activities     (87,734)        (75,466)       (148,138)        (52,235)
                                                      ------------    ------------    ------------    ------------

Cash flows from investing activities:
  Purchases of property and equipment                     (25,000)
  Proceeds from sale of property and equipment                                  -               -
                                                      ------------    ------------    ------------    ------------

  Net cash used in investing activities                   (25,000)              -               -               -
                                                      ------------    ------------    ------------    ------------

Cash flows from financing activities:
  Net (payments) borrowings under bank loan               113,600          33,650          53,000          47,000
  Net (payments) borrowings from shareholder               14,670          45,250         108,723           4,971
  Principal repayments of capital lease obligation        (11,531)        (10,100)        (20,200)         (4,647)
                                                      ------------    ------------    ------------    ------------

  Net cash provided by (used in) financing activities     116,739          68,800         141,523          47,324
                                                      ------------    ------------    ------------    ------------


Net change in cash                                          4,005          (6,666)         (6,615)         (4,911)

Cash at beginning of period                                    51           6,666           6,666          11,577
                                                      ------------    ------------    ------------    ------------

Cash at end of period                                 $     4,056     $        (0)    $        51     $     6,666
                                                      ============    ============    ============    ============

Supplemental disclosure of cash flow information -
  Cash paid during the period for interest            $    22,865     $    15,866     $    43,770     $    25,384
                                                      ============    ============    ============    ============
  Cash paid during the period for income taxes        $       800     $       800     $       800     $       800
                                                      ============    ============    ============    ============


Supplemental schedule of non-cash investing
  activities - Purchase of embroidery machine
  under a capital lease                               $         -     $         -     $         -     $    74,639
                                                      ============    ============    ============    ============


                                See accompanying notes to financial statements


                                        SOUTHERN CALIFORNIA LOGO, INC.

                                      STATEMENTS OF SHAREHOLDER'S EQUITY

                                      FOR THE YEAR ENDED AUGUST 31, 1999




                                                   Common Stock
                                      -------------------------------------          Retained
                                           Shares                Amount          Earnings (Deficit)    Total
                                      ------------------      -------------     ---------------    ---------------

Balance at September 1, 1997                     10,000            $ 5,000           $ (58,864)         $ (53,864)

Net income (loss)                                     -                  -             172,525            172,525
                                      ------------------      -------------     ---------------    ---------------

Balance at August 31, 1998                       10,000              5,000             113,661            118,661

Net income (loss)                                     -                  -            (117,011)          (117,011)
                                      ------------------      -------------     ---------------    ---------------

Balance at August 31, 1999                       10,000            $ 5,000            $ (3,350)           $ 1,650
                                      ==================      =============     ===============    ===============




                                See accompanying notes to financial statements

                         SOUTHERN CALIFORNIA LOGO, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998


NOTE 1 - ORGANIZATION
---------------------

Nature of Business
------------------

Southern California Logo, Inc., (the "Company"), a California corporation, was incorporated in October, 1985 and is a leading supplier of high quality, custom embroidered, promotional clothing to the film industry. The company has provided products for over 500 movies including The Rock, Armageddon, Top Gun, Terminator 1 and 2, and many other major films. In the early years, the Company became a top supplier of wardrobe and related products to the motion picture industry. In more recent years, the Company has expanded the customer base into promotional products for many major corporations and has done private labeling for numerous major brands. The company's most recent venture has provided products for the surf and skateboard industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Concentration of Credit Risk
----------------------------

The Company provides a credit in the normal course of business to a select group of customers and performs ongoing credit evaluation of such customers. The Company evaluates reserves for potential credit losses based on the Company's historical experience. The Company determines the reserve based on a percentage of total accounts receivable. Management determined that a $6,240 and $2,541 reserve was required for accounts receivable at August 31, 1999 and 1998, respectively.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the allowance for losses on accounts and the realizability of property and equipment through future operations. Actual results could materially differ from those estimates.

Inventories
-----------

Inventories are stated at cost determined using the first-in, first-out (FIFO) method, but not in excess of market. Inventories consist of raw materials, work-in process and finished goods. Costs include materials and direct labor.

                         SOUTHERN CALIFORNIA LOGO, INC.

                   NOTES TO FINANCIAL STATEMENTS - CONTINUTED

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
--------------------------------------------------------------

Property and Equipment
----------------------

Property and equipment are stated at the Company's allocated acquisition cost for the assets acquired and at cost for all new additions. When property and equipment is sold or retired, the cost and related accumulated depreciation are eliminated from the respective accounts and any gain or loss is credited or charged to income. Maintenance and repairs are charged to expense when incurred; expenditures for renewals or betterments are capitalized.

Property and equipment is primarily depreciated using the straight-line method over the estimated useful lives of the related assets or, for leasehold improvements, over the term of the lease, if less. The following are the estimated useful lives:

         Machinery and equipment                3 - 5 years
         Automobiles                                5 years
         Furniture and fixtures                     5 years
         Computer equipment                         5 years
         Leasehold improvements                    10 years

Long-Lived Assets
-----------------

Management of the Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified any impairment of long-lived assets.

Revenue Recognition
-------------------

Revenues are recognized upon shipment of goods to customers.

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
--------------------------------------------------------------

Income Taxes
------------

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "ACCOUNTING FOR INCOME TAXES." Under SFAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Unaudited Interim Financial Statements
--------------------------------------

The unaudited financial information included herein as of February 29, 2000 and for the six months ended February 29, 2000 and February 28, 1999, have been prepared in accordance with generally accepted accounting principles for interim financial statements. In the opinion of the Company, these unaudited financial statements, reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein. The results of operations for interim periods are not necessarily indicative of the results expected for a full year.

NOTE 3 - INVENTORIES
--------------------

Inventories consist of the following at August 31, 1999 and 1998:

                                             1999                1998
                                        -------------       -------------

         Raw materials                  $    172,814        $    208,011
            Work-in-process                   21,602              26,001
         Finished goods                      114,180             137,436
                                        -------------       -------------
                                        $    308,596        $    371,448
                                        =============       =============

Based on a physical inventory taken on August, 2000, the Company's total inventories had 56% raw materials, 7% work-in-process, and 37% finished goods. The same allocation percentage was used to allocate the total inventories at August 31, 1999 and 1998.

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998



NOTE 4 - PROPERTY AND EQUIPMENT
-------------------------------

At August 31, 1999 and 1998, property and equipment consists of the following:

                                                                  1999              1998
                                                             ------------       -------------

         Furniture, fixtures and equipment                   $   105,451        $   105,451
         Embroidery machinery                                    220,570            220,570
         Capital lease asset                                      74,693             74,693
         Automobile                                               55,732             55,732
                                                             ------------       -------------
                                                                 456,446            456,446

         Less accumulated depreciation and amortization         (414,991)          (373,800)
                                                             ------------       -------------

                                                             $    41,455        $    82,646
                                                             ============       =============

Total depreciation and amortization expense recognized for the years ended August 31, 1999 and 1998 totaled $41,191 and $36,205, respectively.

NOTE 5 - BANK LINE-OF-CREDIT
----------------------------

The Company has a $500,000 line of credit available with a financial institution. The line bears interest at the bank's index rate (national prime as determined by Bank of America of California) plus 1.5% and expires January 20, 2000. It is collateralized by inventories, equipment, accounts receivable and general intangibles. This line is separately guaranteed by the Company's shareholder.

The line of credit agreement requires maintenance of working capital and debt to net worth ratios. In addition, the agreement contains restrictions regarding adequate insurance, loans and advances. The Company was in compliance with all restrictions as of August 31, 1999.

As of August 31, 1999 and 1998, the outstanding balance on this line of credit was $250,000 and $197,000, respectively.

NOTE 6 - NOTE PAYABLE - SHAREHOLDER
-----------------------------------

Shareholder note payable consists of unsecured note, bearing interest at 10% per annum, with principal and interest due on demand. Interest expense on the notes for the years ended August 31, 1999 and 1998 was $14,819 and $9,262 respectively.

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998



NOTE 7 - CAPITAL LEASE OBLIGATION
---------------------------------

The Company is the lessee of certain equipment (included in property and equipment) under a capital lease which expires through 2001, with effective interest rate of 13.32%. Future minimum lease obligation for the asset under capital lease are as follows:


       Years Ending
         August 31,                                                    1999
       -------------                                             ---------------

         2000                                                             28,326
         2001                                                             28,714
                                                                 ---------------
   Total minimum lease obligations                                        57,040

      Less: interest imputed                                             (7,193)
                                                                 ---------------

      Present value of future minimum lease obligations                   49,847

    Less: current portion                                               (23,061)
                                                                 ---------------

      Noncurrent portion                                         $       26,786
                                                                 ===============

Leased property under capital lease obligations at August 31, 1999 and 1998 consist of the following:

                                                     1999             1998
                                                 -------------    -------------

      Leased property                            $     74,693     $     74,693
      Less: accumulated depreciation                  (58,181)         (24,935)
                                                 -------------    -------------

                                                 $     16,512     $     49,758
                                                 =============    =============

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998


NOTE 8 - INCOME TAXES
---------------------

The following are the components of the provision for income taxes for the years ended August 31, 1999 and 1998:

                                                      1999            1998
                                                 -------------    -------------
             Current:
                Federal                          $                $
                State
                                                 -------------



             Deferred:
                  Federal
                  State


             Provision for income taxes          $                $

The following is a reconciliation of income tax as the federal statutory rate to the provision for income taxes.

The effective tax rate for the year ended August 31, 1999 differs from the statutory rate primarily as a result of non-deductible goodwill amortization and other miscellaneous items.

Deferred tax assets and liabilities as of August 31, 1999 consist primarily of various reserves and accruals, net operating loss and alternative minimum tax credit carryforwards and depreciation differences.

NOTE 9 - COMMITMENTS
--------------------

Lease
-----

The Company leases its manufacturing and operating facility under noncancelabel operating lease agreement, which expires in October, 2003. This lease agreement has a renewal option for an additional five-year period through 2008. The lease contains clauses requiring the Company to pay taxes, insurance and other operating expenses of the property. The monthly lease payment is $10,418.

Future minimum annual payments required under the noncancellable operating leases, excluding common area maintenance and property taxes, are as follows:

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998



          YEARS ENDING AUGUST
                  31,
         -----------------------

               2000                                     $       125,016
               2001                                             125,016
               2002                                             125,016
               2003                                             125,016
               2004                                              20,836
                                                        ----------------

                                                        $       520,900
                                                        ================

Total rent expense was approximately $127,000 and $77,000 for the years ended August 31, 1999 and 1998, respectively.

NOTE 10 - SUBSEQUENT EVENT
--------------------------

On January 4, 2000, the shareholder of the Company sold all of his shares of outstanding common stock to Freedom Surf, Inc. for $2,750,030 in note and Freedom Surf, Inc. common stock. The contract for the sale of the Company was executed on May 12, 2000 with an effective date of January 4, 2000.

On August 28, 2000, Freedom Surf paid in full the entire credit line of Sewcal totaling $520,900.00.

Exhibits attached:

Exhibit 1 - Copy of the Acquisition Agreement between Freedom Surf, Inc. and
            Southern California Logo, Inc.

Item 8.  Changes in Fiscal Year

Not Applicable

Item 9.  Change is Security Rating

Not Applicable


                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               Freedom Surf, Inc.
                                  (Registrant)


Dated: May 8, 2000

/S/ Raece Richardson
-----------------------------------
Raece Richardson

Chief Executive Officer & Director

Dated: May 8, 2000